Exhibit 10.22

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of November 9, 2012, by and between LT KIRKLAND 405, LLC, a Delaware limited liability company (“Landlord”), and MARKET LEADER, INC., a Washington corporation (“Tenant”).

RECITALS

A.	Landlord (as successor in interest to MEPT Kirkland Office II LLC, a Delaware limited liability company, as successor in interest to Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18) and Tenant (formerly known as HouseValues, lnc., a Washington corporation) are parties to that certain Lease dated November 1, 2004 (the “Original Lease”), which Original Lease has been previously amended by that certain First Amendment to Lease dated as of May 26, 2005, that certain Second Amendment to Lease dated as of October 14, 2005, that certain Third Amendment to Lease dated as of March 1, 2009 and that certain Fourth Amendment to Lease (the “Fourth Amendment”) dated as of May 26, 2009 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 25,309 rentable square feet (the “Original Premises”) located on a portion of the first floor and the entire second floor of the building located at 11332 NE 122nd Way, Kirkland, Washington 98034 (the “Building”), commonly known as Building A-2. The Building is a part of the project commonly known as Kirkland 405 Corporate Center (the “Project”) and located on the land described on Exhibit B attached hereto.

B.	Tenant has requested that additional space containing approximately 3,632 rentable square feet described as Suite 130 on the first floor of the Building shown on Exhibit A hereto (the “Expansion Space”) be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Expansion and Effective Date. Effective as of December 1, 2012 (the “Expansion Effective Date”), the Original Premises is increased from approximately 25,309 rentable square feet on the first and second floors of the Building to approximately 28,941 rentable square feet on the first and second floors of the Building by the addition of the Expansion Space, and from and after the Expansion Effective Date, the Original Premises and the Expansion Space, collectively, shall be deemed the “Premises”, as defined in the Lease, and as used herein. The Lease Term for the Expansion Space shall commence on the Expansion Effective Date and end on the Termination Date (i.e. June 30, 1013) unless sooner terminated in accordance with the terms of the Lease, as amended hereby. The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Expansion Space.

2.	Base Rent. In addition to Tenant’s obligation to pay Base Rent for the Original Premises, Tenant shall pay Landlord Base Rent for the Expansion Space as follows:

Period	Rentable Square Footage	Annual Rate Per Square Foot	Annual Base Rent	Monthly Base Rent
12/1/12 -6/30/13	3,632	$19.28	$70,024.96	$5,835.41

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby.

3.	Additional Security Deposit. No additional Security Deposit shall be required in connection with this Amendment.

4.	Tenant’s Pro Rata Share. For the period commencing with the Expansion Effective Date and ending on the Termination Date, Tenant’s Pro Rata Share for the Expansion Space is 5.69% of the Building and 2.83% of the Project.

5.	Additional Rent. For the period commencing with the Expansion Effective Date and ending on the Termination Date, Tenant shall pay all Additional Rent payable under the Lease, including Tenant’s Pro Rata Share of Operating Costs applicable to the Expansion Space, in accordance with the terms of the Lease, as amended hereby.

6.	Improvements to Expansion Space.

6.1	Condition of Expansion Space. Tenant has inspected the Expansion Space and agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements.

6.2	Responsibility for Improvements to Expansion Space. Any construction, alterations or improvements to the Expansion Space shall be performed by Tenant at its sole cost and expense using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the terms of the Lease. In any and all events, the Expansion Effective Date shall not be postponed or delayed if the initial improvements to the Expansion Space are incomplete on the Expansion Effective Date for any reason whatsoever. Any delay in the completion of initial improvements to the Expansion Space shall not subject Landlord to any liability for any loss or damage resulting therefrom.

7.	Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

7.1	Landlord’s Notice Address. Landlord’s Address set forth in Lease is hereby deleted in its entirety and replaced with the following:

“c/o CBRE, lnc.

Attn: Kristi Morrell

1909 214111 Street SE, Suite 101

Bothell, Washington 98021-4434

With a copy to:

c/o AEW Capital Management, LP

601 South Figueroa Street, Suite 2150

Los Angeles, California 90017

Attention: Asset Manager”

7.2	Landlord’s Address for Rent Payment. All Base Rent, Additional Rent and any other sum due under the Lease shall be paid to Landlord at the following address:

“Kirkland 405 II

Bldg ID EGY002

P.O. Box 82551

Goleta, CA 93118·2551”

7.3	Tenant’s Insurance. Tenant’s insurance required under Paragraph 4.13 of the Original Lease (“Tenant’s Insurance”) shall include the Expansion Space. Tenant shall provide Landlord with a certificate of insurance, in form and substance satisfactory to Landlord and otherwise in compliance with Paragraph 4.13 of the Original Lease, evidencing that Tenant’s Insurance covers the Original Premises and the Expansion Space, upon delivery of this Amendment, executed by Tenant, to Landlord, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s Insurance.

7.4	Parking. Effective as of the Expansion Effective Date, Tenant’s unreserved parking spaces shall be increased by 13 unreserved parking spaces. Except as modified herein, the use of such unreserved parking spaces shall be subject to the terms of the Lease.

8.	Miscellaneous.

8.1	This Amendment, including Exhibit A (Outline and Location of Expansion Space) attached hereto, sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Expansion Space, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

8.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

8.3	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

8.4	Tenant hereby represents to Landlord that Tenant has dealt with no broker other than Eric Lonergan of Washington Partners in connection with this Amendment. Tenant agrees to indemnify and hold Landlord and its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Amendment.

8.5	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Lease Term, an Event of Default under the Lease will be deemed to have occurred, without the necessity of notice to Tenant.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:		TENANT:

LT KIRKLAND 405, LLC,		MARKET LEADER, INC.,
a Delaware limited liability company		a Washington corporation

By:	/s/ Alison L. Husid	By:	/s/ Jackie Davidson
Name:	Alison L. Husid	Name:	Jackie Davidson
Title:	Authorized Signatory	Title:	CFO

[NOTARY PAGE FOLLOWS]

LANDLORD ACKNOWLEDGEMENT

STATE OF MASSACHUSETTS	)
)
COUNTY OF SUFFOLK	)ss:

On Nov 14, 2012, before me, JENNI FERNANDEZ, Notary Public, personally appeared ALISON L. HUSID, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Jenni Fernandez
Notary Public

TENANT ACKNOWLEDGEMENT

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that JACKIE DAVIDSON is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the CFO of MARKET LEADER, INC., a Washington corporation to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: 11/9/12	/s/ Danae Hordyk
(Seal or stamp)	(Signature)

NOTARY PUBLIC
Title
My appointment expires FEBRUARY 19, 2016

EXHIBIT A- OUTLINE AND LOCATION OF EXPANSION SPACE

attached to and made a part of the Amendment dated as of November 9, 2012, between LT KIRKLAND 405, LLC, a Delaware limited liability company, as Landlord and MARKET LEADER, INC., a Washington corporation, as Tenant

Exhibit A is intended only to show the general layout of the Expansion Space as of the beginning of the Expansion Effective Date. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

A.1

EXHIBIT B LEGAL

DESCRIPTION

attached to and made a part of the Amendment dated as of November 9, 2012, between LT KIRKLAND 405, LLC, a Delaware limited liability company, as Landlord and MARKET LEADER, INC., a Washington corporation, as Tenant

Lot l-A-2 of Kirkland 405 Corporate Center, a binding site plan, as per plat recording in Volume 154 of Plats, pages 58 through 64, records of King County; Situated in the City of Kirkland, County of King, State of Washington.

B–1